Exhibit 10.6

AMENDMENT NO. 1

TO THE SALE AND PURCHASE AGREEMENT

OF SEPTEMBER 30, 2008

BETWEEN THE UNDERSIGNED:

1.	Financom

A French société civile, with a share capital of 15.318.010 euros, having its registered office at 42, rue Edouard Nortier, 92200 Neuilly-sur-Seine, registered under number 502 580 822 RCS Nanterre, represented by Mr. Geoffroy Roux de Bézieux, duly empowered for the purposes hereof (“Financom”), solely for the purposes of acceding to the SPA (as amended by this Amendment) as a Seller under Articles 1, 8, 9, 12, 13, 15, 16, 17, 18, 19, 20, 21, Clauses 3.3.2 (i), 14.1 and 14.2 and Amended Schedule 3.3.1 of the SPA (as amended by this Amendment), as a Manager under Clauses 11.3, 11.4 and 19.1 thereof

2.	Mr. Geoffroy Roux de Bézieux

A French citizen, born on May 31, 1962, residing at 42, rue Edouard Nortier, 92200 Neuilly-sur-Seine acting jointly and severally with Financom for the purposes of the SPA (as amended by this Amendment),

On the one hand,

AND:

3.	Herbé

A French société par actions simplifiée, with a share capital of 1,037,679 euros, having its registered office at 42, rue Edouard Nortier, 92200 Neuilly-sur-Seine, registered under number 484 824 818 RCS Nanterre, represented by Mr. Geoffroy Roux de Bézieux, duly empowered for the purposes hereof (hereinafter referred to as “Herbé”),

4.	EB International Holdings, Inc.

A company incorporated in Delaware, United States of America, having its principal offices at 625 Westport Parkway, Grapevine, Texas 76051, U.S.A., represented by Mr. R. Richard Fontaine, duly empowered for the purposes hereof (the “Purchaser”).

5.	L Capital

A Fonds Commun de Placements à Risques

Represented by its manager L Capital Management, société par actions simplifiée with a share capital of 2,844,500 euros, having its registered office at 22, avenue Montaigne, 75382 Paris Cedex 08, registered under number 433 485 596 RCS Paris, itself represented by Mr. Philippe Franchet, duly empowered for the purposes hereof (“L Capital”),

6.	LV Capital

A French société anonyme, with a share capital of 228,750,000 euros, having its registered office at 22, avenue Montaigne, 75382 Paris Cedex 08, registered under number 400 150 371 RCS Paris, represented by Mr. Philippe Franchet, duly empowered for the purposes hereof (“LV Capital”),

7.	Europ@web

A French société anonyme, with a share capital of 73,212,294 euros, having its registered office at 11, rue François 1er, 75008 Paris, registered under number 393 439 948 RCS Paris, represented by Mr. Philippe Franchet, duly empowered for the purposes hereof (“Europ@web”),

8.	Geyser Investments SA, SPF

A company incorporated under the laws of Luxembourg, having its registered office at 17, rue des Jardiniers L-1835 Luxembourg, registered under number B 111603, represented by Mr. Pierre Cuilleret, duly empowered for the purposes hereof (“Geyser”),

9.	Arnaud Fayet

A French citizen, born on January 13, 1942, residing at 36, rue Michel-Ange, 75016 Paris, represented by Mr. Philippe Franchet, duly empowered for the purposes hereof,

10.	Olivier Grandclaude

A French citizen, born on September 30, 1970, residing at 19, avenue Jehan de Brie, 77120 Coulommiers, represented by Mr. Pierre Cuilleret, duly empowered for the purposes hereof,

11.	Bruno Duriez

A French citizen, born on February 19, 1955, residing at Villa Lou Pengo, chemin du Figournas – 06480 La Colle-sur-Loup, represented by Mr. Pierre Cuilleret, duly empowered for the purposes hereof,

12.	Laurent Bouchard

A French citizen, born on January 4, 1968, residing at 14, rue Delaunay, 78000 Versailles, represented by Mr. Pierre Cuilleret, duly empowered for the purposes hereof,

13.	Jean Maincent

A French citizen, born on December 16, 1960, residing at 37, chemin des Mimosas, le Camp Romain, 06530 Peymeinade, represented by Mr. Pierre Cuilleret, duly empowered for the purposes hereof,

14.	Joël Sana

A French citizen, born on June 12, 1961, residing at 204, chemin Caroubiers – 06250 Mougins, represented by Mr. Pierre Cuilleret, duly empowered for the purposes hereof,

15.	The Governor And Company Of The Bank Of Ireland

A company incorporated under the laws of Ireland, having its registered office at Lower Baggot Street, Dublin 2 Ireland, represented by Mr. Philippe Bassouls and Mr. Stéphane Miliotis, duly empowered for the purposes hereof,

16.	FCPR Mezzanis 2

A Fonds Commun de Placements à Risques

Represented by its manager Crédit Agricole Private Equity, société anonyme à conseil de surveillance et directoire with a share capital of 8,000,000 euros, having its registered office at 100, boulevard du Montparnasse, 75014 Paris, registered under number 428 711 196 RCS Paris, itself represented by Mr. Marc Benchimol, duly empowered for the purposes hereof,

17.	Adagio CLO I B.V.

A private company with limited liability incorporated under the laws of The Netherlands with registration number 34192736, having its registered office at Parnassustoren, Locatellikade 1, 1076 AZ Amsterdam, The Netherlands, duly represented for the purposes hereof,

18.	Adagio II CLO PLC.

A public company with limited liability incorporated under the laws of Ireland with registration number 404053, having its registered office at 19-20 City Quay, Dublin 2, Ireland, duly represented for the purposes hereof,

19.	Adagio III CLO PLC.

A public company with limited liability incorporated under the laws of Ireland with registration number 417768, having its registered office at 19-20 City Quay, Dublin 2, Ireland, duly represented for the purposes hereof,

20.	Oryx European CLO B.V.

A private company with limited liability incorporated under the laws of The Netherlands with registration number 34210831, having its registered office at Parnassustoren, Locatellikade 1, 1076 AZ Amsterdam, The Netherlands, duly represented for the purposes hereof,

21.	Nicolas Bertrand

A French citizen, born on November 20, 1965, residing at Domaine de Peyrebelle, 54, chemin de Peyrebelle, 06560 Valbonne, represented by Mr. Pierre Cuilleret, duly empowered for the purposes hereof,

22.	Matthias Boudier

A French citizen, born on April 10, 1975, residing at 434, chemin Joseph Durbec, 06410 Biot, by Mr. Pierre Cuilleret, duly empowered for the purposes hereof,

On the other hand.

RECITALS:

(A)

On September 30, 2008, L Capital, LV Capital, Europ@web, Herbé, Geyser Investments SA, SPF, Arnaud Fayet, Olivier Grandclaude, Bruno Duriez, Laurent Bouchard, Jean Maincent, Joël Sana, The Governor and Company of the Bank of Ireland, FCPR Mezzanis 2, Adagio CLO I B.V., Adagio II CLO PLC., Adagio III CLO PLC., Oryx European CLO B.V., Nicolas Bertrand and Matthias Boudier and the Purchaser entered into a Sale and Purchase Agreement (hereafter referred to as the “SPA”) for the sale to the Purchaser of almost all of their shares in SFMI Micromania, a French société par actions simplifiée, with a share capital of 112,642,820 euros, having its registered office at 2980, route des Crêtes, Sophia Antipolis, 06560 Valbonne, registered under number 480 705 946 RCS Grasse (the “Company”).

(B)

On November 17, 2008, Financom signed with the Purchaser a Sale and Purchase Agreement for the sale to the Purchaser of all of the shares held by Financom in Herbé (hereafter referred to as the “Herbé SPA”), instead of the sale to the Purchaser of all the shares and warrants held by Herbé in the Company.

(C)	Since Herbé is a party to the SPA, it is necessary to amend the provisions of the SPA following the signature of the Herbé SPA.

(D)

In particular, the parties listed in Paragraphs 4 to 22 (inclusive) above (hereinafter referred to collectively as the “Agreeing Parties”) must agree expressly to the addition of Financom and Mr. Geoffroy Roux de Bézieux as Parties to the SPA and, subject to the terms and conditions herein, as Sellers and Managers thereunder.

(E)

As permitted under Clause 15.1 of the SPA, the Purchaser has also informed the Sellers of its decision to assign its rights and obligations under the SPA to its Affiliate GameStop France SAS, a French société par actions simplifiée with a share capital of 37,000 €, having its registered office at 111, avenue Victor Hugo, 75784 Paris Cedex 16 (“GameStop France”).

(E)	The parties have decided to enter this amendment (the “Amendment”) in order to amend the SPA accordingly.

Article 1

1.1

Each time it is referred in the SPA and its Schedules to the “Sellers” or each “Seller” or the “Managers” or each “Manager” (as these expressions are defined in the Headings of the SPA), it is understood that Herbé is no longer to be considered as one of the Sellers or the Managers.

1.2	Each time it is referred in the SPA and its Schedules to the “Agreement”, it shall be understood “the Agreement as amended by the Amendment”.

1.3	All capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed to them in the SPA.

Article 2

2.1	In the Recitals, Paragraph (C) shall be read as follows:

“The Sellers respectively own:

(i)	11,116,948 ordinary shares (the “Shares”) (such Shares not including any Free Share nor any Finck Share nor any Herbé Share (as these expressions are defined below)),

(ii)

640,000 warrants initially attached to 80,000 shares of the Company issued on October 28, 2005 (the “Warrants”), each Warrant giving access to one share of the Company (such Warrants not including any Herbé Warrants (as such term is defined below); and

(iii)	250,000 warrants initially attached to mezzanine bonds issued by the Company on August 24, 2005 (the “Mezzanine Warrants”), each Warrant giving access to one share of the Company.

A list of the securities owned by each Seller is set out in Amended Schedule C – Part A.”

2.2

An amended Schedule C – Part A is attached hereto as Amended Schedule C – Part A in order to reflect the fact that Herbé will no longer be selling its shares and warrants in the Company pursuant to the SPA. Each time it is referred to “Schedule C - Part A” in the SPA, it shall be understood “Amended Schedule C - Part A”.

Article 3

3.1	In Clause 1.1, the following definitions of Herbé Shares and Herbé Warrants shall be added:

“Herbé Shares”	means the 70,000 shares of the Company owned by Herbé;
“Herbé Warrants”	means the 160,000 warrants of the Company that were initially attached to 20,000 shares issued by the Company on October 25, 2005 and that are owned by Herbé ;

3.2	In Clause 1.1, the definitions of “Agreement”, “Fully Diluted Shares”, “Net Proceeds” and “Seller” shall be read as follows:

“Agreement”	means this agreement and its Schedules, as amended by the amendment agreement dated November 17, 2008;
“Fully Diluted Shares”

means the Shares, the Finck Shares, the Herbé Shares, the Allocated Free Shares and the shares resulting from the exercise of the Warrants, the Herbé Warrants and the Mezzanine Warrants and, for the avoidance of doubt, excluding the 6,089 non-allocated Free Shares.

“Herbé”

means a French société par actions simplifiée, with a share capital of 1,037,679 euros, having its registered office at 42, rue Edouard Nortier, 92200 Neuilly-sur-Seine, registered under number 484 824 818 RCS Nanterre.

“Net Proceeds”

means the addition of (i) the cashflows received by the Sellers from the Purchaser for the Securities on the Completion Date (including, for the avoidance of doubt, cashflows received in available funds or deposited on a blocked, pledged and/or escrow account), (ii) the cashflows that would have been received by the Sellers from the Purchaser for the Non Sold Shares and the Free Shares on the Completion Date had they sold such Shares at the Price per Share, and (iii) the cashflows that would have been received by Herbé from the Purchaser for the Herbé Shares and the Herbé Warrants on the Completion Date had Herbé sold the Herbé Shares at the Price per Share and the Herbé Warrants at the Price per Warrant, in all cases net of the costs they respectively incur, and net of the exercise price of any call option (whether paid or received) or of the subscription price resulting from the exercise of Warrants or Herbé Warrants, paid on the Completion Date, such Net Proceeds to be set forth in Amended Schedule 3.3.1 pursuant to Clause 3.3.1.

“Seller”

has the meaning ascribed to it in the heading of the Agreement, provided that (i) for the purpose of Articles 1, 8, 9, 12, 13, 15, 16, 17, 18, 19, 20, 21 and Amended Schedule 3.3.1, Nicolas Bertrand and Matthias Boudier shall be considered as Sellers, and (ii) for the purpose of Articles 1, 8, 9, 12, 13, 15, 16, 17, 18, 19, 20, 21, Clauses 3.3.2(i), 14.1 and 14.2, and Amended Schedule 3.3.1, Financom and, jointly and severally with Financom, Mr. Geoffroy Roux de Bézieux, shall be considered as Sellers .

Article 4

4.1	Clause 2.1 shall read as follows:

“2.1	Purchase and Sale of the Securities

Upon the terms and subject to the conditions set forth in this Agreement, the Sellers undertake to sell to the Purchaser the Securities and the Purchaser undertakes to purchase, with effect on the Completion Date, from the Sellers the Securities, free and clear of all Encumbrances, together with all rights and obligations attached thereto, each of the Sellers respectively selling to the Purchaser and the Purchaser respectively buying from each of the Sellers, a number of Sold Shares, Warrants and Mezzanine Warrants in the proportions specified in the notice referred to in Amended Schedule C – Part B.”

4.2

An amended Schedule C - Part B is attached hereto as Amended Schedule C - Part B in order to reflect the fact that Herbé will no longer be selling its shares and warrants in the Company pursuant to the SPA. Each time it is referred to “Schedule C - Part B” in the SPA, it shall be understood “Amended Schedule C - Part B”.

Article 5

5.1	Clause 3.1.1 shall read as follows:

“3.1.1	The aggregate consideration for the sale and purchase of the Securities (the “Total Purchase Price”) is calculated as follows:

[PS x number of Fully Diluted Shares] – [PS x number of Fink Shares] – [PS x number of Allocated Free Shares] – [PS x number of Non Sold Shares] – [PS x number of Herbé Shares] – [PS x number of Herbé Warrants] – [10 x number of Warrants] – [10 x number of Mezzanine Warrants]

Where “PS” means the price per Company’s share on the basis of the number of Fully Diluted Shares, PS being calculated as follows:

PS = Diluted Equity Value / number of Fully Diluted Shares.”

5.2	Clause 3.2.2 shall read as follows:

“3.2.2	The allocation of the Total Purchase Price among the Sold Shares, the Warrants and the Mezzanine Warrants is as follows:
(a)	for all the Sold Shares, 336,812,343,84 euros or if Completion occurs after December 15, 2008, 347,324,183.40 euros;

(b)	for all the Warrants, 13,491,200.00 euros or if Completion occurs after December 15, 2008, 14,112,000.00 euros; and
(c)	for the Mezzanine Warrants, 5,270,000.00 euros or if Completion occurs after December 15, 2008, 5,512,500.00 euros.”

Article 6

6.1	Clause 3.3.1 shall read as follows:

“3.3.1 On the Completion Date, the Purchaser shall pay the Total Purchase Price to the Sellers, by way of wire transfers in immediately available funds (with value date (date de valeur) on the Completion Date) to the bank accounts of the Sellers the reference of which shall be communicated by the Financial Sellers’ Representative to the Purchaser at least two (2) Business Days prior to the Completion Date, and in accordance with the allocation to be notified by the Financial Sellers’ Representative to the Purchaser at least two (2) Business Days prior to the Completion Date (in the form of Amended Schedule 3.3.1).”

6.2

An amended Schedule 3.3.1 is attached hereto as Amended Schedule 3.3.1 in order to reflect the fact that Herbé will no longer be selling its shares and warrants in the Company pursuant to the SPA. Each time it is referred to Schedule 3.3.1 in the SPA, it shall be understood “Amended Schedule 3.3.1”.

Article 7

7.1	Clause 3.3.2 shall read as follows:

“3.3.2

On the Completion Date, each of L Capital, LV Capital, Europ@web and Geyser (each a “Guaranteed Party”) shall deliver to the Purchaser a first demand guarantee issued by Calyon (“garantie bancaire à première demande”) (a “First Demand Bank Guarantee”) in order to secure the payment of any indemnification that may become due by such Guaranteed Party to the Purchaser pursuant to Article 9 hereof, provided that:

(i)	the aggregate amount of all the First Demand Bank Guarantees shall be limited to an amount equal to:

20,000,000 euros x [sum of the Net Proceeds for L Capital, LV Capital, Europ@web, Geyser] / sum of the Net Proceeds for all the Sellers (the “Total First Demand Guarantee Amount”),

(ii)	each Guaranteed Party shall deposit its portion of the Total First Demand Guarantee Amount in an interest-bearing blocked and/or pledged account or P.E.A. account opened in the books of Calyon.

The Total First Demand Guarantee Amount shall be apportioned among the Guaranteed Parties pro rata based upon the Net Proceeds pursuant to the amounts set forth in Amended Schedule 3.3.1.

Each First Demand Bank Guarantee shall expire 270 calendar days following the Completion Date (inclusive), except that with respect to the aggregate amount of unpaid Claims as of the last Business Day before such expiration date, the expiration date of each First Demand Guarantee shall be postponed until ten (10) Business Days following the date when payment of the corresponding Net Loss is to occur pursuant to Clause 9.9 below. All fees and costs of Calyon relating to any First Demand Bank Guarantee shall be borne by the Purchaser, up to a maximum total amount for L Capital, LV Capital, Europ@web and Geyser taken together, of € 63,000 (VAT excluded) for both upfront and annual fees (it being agreed that (a) such maximum total amount shall be distributed among the Guaranteed Parties up to € 48,200 for L Capital, LV Capital and Europ@web taken together and up to € 14,800 for Geyser, and (b) for the avoidance of doubt, such maximum amounts do not include any other fees and/or legal costs that may be incurred by the Guaranteed Parties after the Completion Date as a result of any claim under any of the First Demand Bank Guarantees) and shall be paid by the Purchaser promptly upon (i) written demand of the Financial Sellers’ Representative accompanied by Calyon’s invoice(s) or (ii) receipt by the Purchaser of such invoice(s) as sent directly by Calyon. The granting of the First Demand Guarantees and their issuance by Calyon shall not affect in any way the Sellers’ obligations under Clause 9 hereof.”

7.2

In Clause 3.4.3, the words “no later than five (5) Business Days prior to the Completion Date” are replaced as follows: “no later than two (2) Business Days prior to the Completion Date”, the other terms and conditions of Clause 3.4.3 remaining unchanged.

Article 8

8.1	The heading, the first sentence and paragraph (e) of Clause 6.2.1 shall read as follows, all the other terms and conditions of Clause 6.2.1 remaining unchanged:

“6.2.1	Actions to be taken by the Sellers and the Guaranteed Parties

On the Completion Date, and subject to the provisions of Article 4, the Sellers and each Guaranteed Party shall deliver the following documents:”

[...]

(e)	all the First Demand Bank Guarantees to secure the indemnification obligations of each of the Guaranteed Parties in accordance with Clause 3.3.2.”

Article 9

9.1

In Article 8 (“Representations and Warranties of the Sellers”) and 9 (“Indemnification Obligations of the Sellers”) of the SPA and Schedule 9.7 attached to the SPA, each time it is referred to “the Sellers” and “each Seller” it shall cover, respectively, “the Sellers, Financom, and, jointly and severally with Financom, Mr. Geoffroy Roux de Bézieux” and “each Seller, Financom, and, jointly and severally with Financom, Mr. Geoffroy Roux de Bézieux”.

Clause 9.1.1 is amended by adding after the words “individually and not jointly nor severally (individuellement et sans solidarité)” the following expression: “(without prejudice to the joint and several liability of Mr. Geoffroy Roux de Bézieux with Financom as provided herein)”, the other terms and conditions of Clause 9.1.1 remaining unchanged.

Clause 9.6 is amended by adding after the words “of each of the Sellers for their Warranties set forth in this Agreement” the following expression: “(but, for the avoidance of doubt, without prejudice to the joint and several liability of Mr. Geoffroy Roux de Bézieux with Financom as provided herein), the other terms and conditions of Clause 9.6 remaining unchanged.

9.2	Clause 8.2.2 shall read as follows:

“8.2.2

Except for the Securities, the Non Sold Shares, the Herbé Shares, the Herbé Warrants, the Free Shares and the Finck Shares, there are no authorized or outstanding securities, warrants, bonds, options, agreements or commitments of any nature whatsoever obligating any of the Group Company to issue, deliver or sell, or cause to be issued, delivered or sold, any authorized or outstanding shares, or any securities convertible into, exchangeable for or otherwise giving access to shares or other equity interests of the Group Companies or binding any Group Company to effect of grant, extend or enter into any such agreement or commitment.”

9.3	Clause 9.9.3 shall read as follows:

“9.9.3 Assuming payment has not been made by a Guaranteed Party to Purchaser in accordance with and with the delays set forth in Clause 9.9.1 and Clause 9.9.2, the Purchaser shall be entitled to call under the First Demand Guarantee issued upon the instruction of such Guaranteed Party”.

Article 10

Article 14.2 is amended as follows:

“14.2 The Sellers agree between each other that the costs incurred by them in connection with the negotiation, preparation, execution and performance of the

Agreement shall be allocated among the Sellers pro rata based upon the Net Proceeds pursuant to the percentages set forth in Amended Schedule 3.3.1 provided that for the purpose of this Clause 14.2, the cashflows received by the Managers from Purchaser for the 11,800 Shares held by the Managers and the cashflows that would have been received by the Sellers from the Purchaser for the Free Shares on the Completion Date had they sold such Shares at the Price per Share shall be deemed to be excluded from the Net Proceeds.”

Article 11

The Agreeing Parties expressly agree to the addition of Financom and Mr. Geoffroy Roux de Bézieux as Parties to the SPA and, subject to the terms and conditions of this Amendment, as Sellers and Managers. For convenience and information purposes only, a complete copy of the SPA (with the exclusion of its Schedules) as amended herein is attached as Schedule A hereto. The Parties also acknowledge the assignment by the Purchaser of its rights and obligations under the SPA to GameStop France, it being reminded that, in accordance with Clause 15.1 of the SPA, the Purchaser shall remain jointly and severally liable with GameStop France with respect to all its obligations under the SPA.

Executed in Paris,

On November 17, 2008

In 22 originals.

/s/ Geoffroy Roux de Bézieux
Financom

Represented by: Mr. Geoffroy Roux de Bézieux, Financom signing this Amendment as a Seller for the purposes of Articles 1, 8, 9, 12, 13, 15, 16, 17, 18, 19, 20, 21, Clauses 3.3.2(i), 14.1 and 14.2, and Amended Schedule 3.3.1 of the SPA (as amended by this Amendment), as a Manager for the purposes of Clauses 11.3, 11.4 and 19.1 thereof.

/s/ Geoffroy Roux de Bézieux
Mr. Geoffroy Roux de Bézieux, Mr. Geoffroy Roux de Bézieux signing this Amendment jointly and severally with Financom.

/s/ Geoffroy Roux de Bézieux
Herbé Represented by: Mr. Geoffroy Roux de Bézieux

/s/ R. Richard Fontaine
EB International Holdings, Inc. Represented by: Mr. R. Richard Fontaine

/s/ Philippe Franchet
L Capital Represented by: Mr. Philippe Franchet

/s/ Philippe Franchet
L Capital Represented by: Mr. Philippe Franchet

/s/ Philippe Franchet
Europ@web Represented by: Mr. Philippe Franchet

/s/ Pierre Cuilleret
Geyser Investments SA, SPF Represented by: Mr. Pierre Cuilleret

/s/ Philippe Franchet
Mr. Arnaud Fayet Represented by: Mr. Philippe Franchet

/s/ Pierre Cuilleret
Mr. Olivier Grandclaude Represented by: Mr. Pierre Cuilleret

/s/ Pierre Cuilleret
Bruno Duriez Represented by: Mr. Pierre Cuilleret

/s/ Pierre Cuilleret
Mr. Laurent Bouchard Represented by: Mr. Pierre Cuilleret

/s/ Pierre Cuilleret
Mr. Jean Maincent Represented by: Mr. Pierre Cuilleret

/s/ Pierre Cuilleret
Mr. Joël Sana Represented by: Mr. Pierre Cuilleret

/s/ Pierre Cuilleret
Nicolas Bertrand Represented by: Mr. Pierre Cuilleret

/s/ Pierre Cuilleret
Mr. Matthias Boudier Represented by: Mr. Pierre Cuilleret

/s/ Philippe Bassouls	/s/ Stéphane Miliotis
The Governor and Company of the Bank of Ireland Represented by: Mr. Philippe Bassouls and Mr. Stéphane Miliotis

/s/ Marc Benchimol
FCPR Mezzanis 2 Represented by: Mr. Marc Benchimol

/s/ Olivier Testard
Adagio CLO I B.V.
Represented by:	AXA IM Paris acting as portfolio manager
Mr. Olivier Testard

/s/ Olivier Testard
Adagio II CLO PLC.
Represented by:	AXA IM Paris acting as portfolio manager
Mr. Olivier Testard

/s/ Olivier Testard
Adagio III CLO PLC.
Represented by:	AXA IM Paris acting as portfolio manager
Mr. Olivier Testard

/s/ Olivier Testard
Oryx European CLO B.V.
Represented by:	AXA IM Paris acting as portfolio manager
Mr. Olivier Testard